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                                                                    EXHIBIT 4.04

                                     FORM OF

                         REVOLVING CREDIT LOAN AGREEMENT

      THIS REVOLVING CREDIT LOAN AGREEMENT (the "Agreement"), is made this ___ day of ________, 2005, by and between U.S. MedSys Corp. ("Borrower"), and ____________ ("Lender").

      WHEREAS, Borrower is desirous of borrowing sums from time to time up to an aggregate amount of One Hundred Thousand Dollars ($100,000) from Lender in the form of a revolving line of credit; and

      WHEREAS, Lender is willing to provide the above-described loans to Borrower on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties agree as follows:

      1. Terms of Revolving Credit Facility. Subject to the terms and conditions of this Agreement, Lender hereby agrees to establish a revolving credit facility (hereinafter, the "Revolving Credit Facility") in the maximum amount of One Hundred Thousand Dollars ($100,000) in favor of Borrower on the following terms and conditions:

            a. The term of the Revolving Credit Facility shall begin on the date of this Agreement and shall end on the one year anniversary of the date of this Agreement, unless accelerated pursuant to Section 5 hereinbelow (the "Termination Date").

            b. Advances of funds under the Revolving Credit Facility (each an "Advance") may be made, at the discretion of Lender in accordance with the terms of this Agreement, at any time prior to the Termination Date upon receipt by Lender of written request therefor from Borrower; at no time shall the aggregate obligation of Borrower to Lender exceed One Hundred Thousand Dollars ($100,000). Each advance shall be due and payable 90 days after the date that funds for the advance are received by the Borrower (each a "Repayment Date"). Borrower may at any time prior to the Repayment Date repay all or any part of said loans under the Revolving Credit Facility and subsequently receive further advances, consistent with the terms and conditions hereof. All Advances shall be sent by wire transfer pursuant to the instructions attached at Exhibit A.

            c. At the time of each Advance, Borrower shall execute and deliver to Lender a promissory note (in each instance, the "Note") in the form attached hereto as Exhibit B and incorporated by reference herein.

            d. The principal amount due for each Advance shall bear simple interest at the rate of twelve percent (12%) per annum.

            e. Borrower may prepay any Advance at any time in any amount without premium or penalty.

            f. Amounts borrowed under the Revolving Credit Facility shall be used for the purposes specified in Section 9.b. of this Agreement.

            g. As additional consideration for Lender's commitment to provide the Revolving Credit Facility, Borrower shall issue to Lender 50,000 shares of restricted common stock of

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Borrower. Lender is an accredited investor and shall provide to Borrower additional written representations and warranties, as are reasonably requested by Borrower, to ensure compliance with applicable securities laws. In an Event of Default (hereinafter defined), Lender shall have the right to demand that Borrower file a registration statement to register the shares for resale by the Lender, in the same manner as described in Section 4 below.

      2. Fees and Expenses. Borrower agrees to reimburse Lender for all out-of-pocket costs and expenses incurred by Lender in connection with the protection, enforcement and collection of all amounts advanced under the Revolving Credit Facility. These costs are to include all costs and expenses incurred in enforcing the rights of Lender under this Agreement whether or not upon the occurrence of any Event of Default (hereinafter defined).

      3. Promises to Pay. Borrower promises to pay to Lender when due, whether by normal maturity, acceleration or otherwise, the entire outstanding principal amount of the Revolving Credit Facility, together with interest, and all other amounts payable by Borrower to Lender hereunder, including costs of collection, in accordance with the terms of this Agreement and each Note.

      4. Collateral. Borrower shall issue 200,000 shares of restricted common stock to be held in escrow as collateral security to ensure repayment of any Advances. In an Event of Default (hereinafter defined), Lender shall have the right to demand that Borrower file a registration statement to register the shares for resale by the Lender. If a registration statement is not declared effective within sixty days after demand by Lender, Borrower shall be liable for a 10% of the principal amount due as penalty for each 30 day period thereafter until effective, up to a maximum of 100%. Upon the effectiveness of such registration, the Lender has the right to accept the 200,000 shares as payment and satisfaction in full of any Advance, Note, principal, interest, fees and expenses permitted under the Agreement; and the escrow agent shall release the 200,000 shares to Lender. If there has been no Event of Default, then at the Termination Date, the shares shall be returned to Borrower for cancellation. Borrower and Lender shall enter into an escrow agreement with Joseph Emas, Esq., as escrow agent.

      5. Events of Default; Acceleration. Any or all of the liabilities of Borrower to the Lender in connection with the Revolving Credit Facility shall, at the option of Lender, be immediately due and payable upon the occurrence of any of the following events of default (each of which shall be hereinafter referred to as an "Event of Default"): (a) default in the payment, when due or payable, of any obligation of Borrower under this Agreement or the Note; (b) if any representation or warranty by Borrower hereunder is not complete or accurate at any time that any advances are outstanding hereunder; (c) failure of Borrower after request by Lender to permit the inspection of books or records of Borrower; (d) issuance of any injunction or of an attachment or judgment against any property of Borrower that is not discharged within thirty (30) days after issuance; (e) the insolvency of Borrower, or the filing of any bankruptcy, reorganization, debt arrangement or other proceeding or case against Borrower under any bankruptcy or insolvency law or commencement of any dissolution or liquidation proceeding against Borrower, any of which is either consented to or acquiesced in by Borrower or remains undismissed for thirty (30) days after the date of entry or the commencement by Borrower of a voluntary case under the federal bankruptcy laws or any state insolvency or similar laws, or the consent by Borrower to the appointment of a receiver, liquidator, assignee, trustee, custodian or similar official for Borrower or any of its property, or the making by Borrower of any assignment for the benefit of creditors or the failure by Borrower generally to pay Borrower's debts, as the case may be, as they become due; (f) a change in the condition or affairs (financial or otherwise) of Borrower that in the opinion of the Lender increases Lender's risk in connection with the Revolving Credit Facility or impairs the

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prospect of timely payment of the Revolving Credit Facility; (g) default in the performance of any obligation, covenant or agreement contained or referred to herein or in the Note; or (h) failure of a "Condition of Lending" described hereinafter in Section 7. For purposes of this Section 5, an Event of Default by any subsidiary of Borrower shall be deemed an Event of Default by Borrower.

      6. Waivers. Borrower waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, and all other action taken in reliance hereon and all other demands and notices of any type.

      7. Conditions of Lending. This Agreement and any and all advances under the Revolving Credit Facility are and shall at all times be subject to the following:

            a. The representations and warranties of Borrower to Lender shall be complete and accurate on the date hereof and on and as of the date of each Advance under the Revolving Credit Facility with the same effect as though such representations and warranties had been made on and as of such date.

            b. All covenants and agreements required to be performed by Borrower under this Agreement and under the Note shall have been performed to the satisfaction of Lender as and when required.

            c. On the date hereof and on and as of the date of each advance under the Revolving Credit Facility, no Event of Default shall have occurred and no condition, event or act which, with the giving of notice or the lapse of time or both, would constitute an Event of Default shall have occurred or shall exist.

            d. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance satisfactory to Lender.

      8. Borrower's Representations and Warranties. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

            a. Existence; Power; Authority. Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and (b) has the power to own its property and to carry on its business and is qualified to do business and is in good standing in each jurisdiction in which the character of properties owned by it or the transaction of its business makes such qualification necessary. Borrower is duly and validly authorized by all necessary corporation action and has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver this Agreement and the Note, and to perform and comply with the terms, conditions, and agreements set forth herein and therein.

            b. Binding Agreement. This Agreement constitutes, and the Note, when made and delivered for value received will constitute, the valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

            c. No Conflicting Agreements. The execution of and performance under this Agreement and the Note and the borrowings hereunder and thereunder by Borrower will not violate: (A) any statute, regulation or other provision of law; (B) any order of a court or instrumentality of government having jurisdiction over Borrower; (C) any provision of the Articles of

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Incorporation or Bylaws of Borrower; and (D) any indenture, contract, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound. There are no provisions of any existing mortgage, deed of trust, contract, lease, or other agreement of any kind binding on Borrower or affecting its business or property that would conflict with or in any way restrict or prohibit the execution, delivery or performance of the terms of this Agreement or the Note.

            d. Assets and Properties. Borrower has good and marketable title to all of its assets and properties, free and clear of any security interests, liens or encumbrances of any type or kind whatsoever, except as disclosed or as may be permitted by Lender.

            e. Violation of Laws, etc. Neither the consummation of this Agreement nor the use, directly or indirectly, of all or any portion of the proceeds of the Revolving Credit Facility will violate or result in a violation of any provision of any applicable law or of any applicable order of, or restriction imposed by, any applicable governmental or regulatory entity or authority.

      9. Borrower's Covenants. Borrower shall, at all times during the term of the Revolving Credit Facility and at all times that any Advances hereunder are outstanding, unless waived by Lender, do the following

            a. Insurance. Obtain and maintain adequate insurance as is customarily maintained by similar companies operating in the same vicinities as Borrower, all insurance to be in such form and written by such companies as may be reasonably satisfactory to Lender, and will upon request of Lender, deliver to Lender copies of the policies concerned.

            b. Use of Proceeds. Use any and all amounts advanced under this Agreement solely for the working capital needs of Borrower or its subsidiaries, including any closing costs incurred in connection with this Agreement, monthly rental payments, the purchase of insurance, and the payment of salaries to employees of Borrower and its subsidiaries.

            c. Information. Furnish to Lender, promptly from time to time, such information concerning the operations, business, affairs, and financial condition of Borrower as Lender may reasonably request.

            d. Books, Records, and Inspections. At all times (a) maintain complete and accurate books and records and (b) permit any person designated by Lender to enter, examine, audit, and inspect all properties, books, operations and records of Borrower at any reasonable time and from time to time wherever such properties, books, operations and records are located.

            e. Litigation. Promptly notify Lender of any litigation instituted or threatened against Borrower and of the entry of any judgment or lien against any of Borrower's assets or properties.

            f. Compliance with Laws. At all times comply with all applicable laws and orders of any court or other governmental authority, and all regulations and standards of any applicable regulatory entity.

            g. Maintain Existence. At all times maintain in full force and effect its corporate existence, rights, privileges, and qualify and remain qualified in all jurisdictions where qualification is required.

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            h. Taxes. Except to the extent that the validity or amount thereof is being contested in good faith and by appropriate proceedings, pay and discharge all taxes prior to the date when any interest or penalty would accrue for nonpayment thereof.

            i. Events of Default. Promptly inform Lender of the occurrence of any Event of Default or the occurrence of any condition, event or act which, with the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

      10. Notices. All notices, consents, approvals, requests, demands and other communications that are required or may be given hereunder shall be in writing and shall be duly given if personally delivered, sent by telefax, telegram or overnight courier or posted by registered or certified mail, return receipt requested, postage prepaid and addressed to the other parties at the addresses set forth on the signature page hereof.

Any party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other parties in the manner set forth herein. Notices shall be deemed given on the next business day following the day such notice is posted or sent by courier in the manner described above, and if sent by telefax or telegram, on the date such notice is sent, and if delivered in person, on the date so delivered. Any notice period shall commence on the day such notice is deemed given. For the purposes of this Agreement, the term "business day" shall include all days other than Saturdays, Sundays and federal banking holidays in the United States.

      11. Miscellaneous.

            a. No Waiver. No failure or delay of any party hereto to exercise any right given to it hereunder, or to insist on strict compliance with any provision hereunder, shall constitute a waiver of such provision or of any other provision hereof, or a waiver of any breach, and no waiver of any provision or breach of any provision shall constitute a waiver of any other provision or breach or of any subsequent breach of the same provision. No waiver shall be effective unless in writing and signed by the party having the right to waive such provision.

            b. Survival. All covenants, agreements, representations and warranties made herein and in any other instruments or documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect so long as any of the amounts due hereunder are outstanding and unpaid.

            c. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, correspondence, understandings and agreements, if any, between the parties; no amendment or modification of this Agreement shall be binding on the parties unless made in writing and duly executed by all parties. There are no oral or implied agreements and no oral or implied warranties between the parties hereto other than those expressed herein.

            d. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by Borrower without the prior written consent of Lender.

            e. Headings. The section and other headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof.

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            f. Further Assurances and Corrective Instruments. The parties hereto agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the parties hereto shall request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

            g. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

            h. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with this laws of the State of New Jersey.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BORROWER:                                            U.S. MEDSYS CORP.

                                                     By: _______________________
                                                         Thomas H. King, CEO

Attest:

____________________________
George Anagnost, Secretary

U.S. MedSys Corp.
Attn: Thomas H. King, CEO
411 Route 17 South
Hasbrouck Heights, NJ 07604
Facsimile: (201) 288-5093

LENDER:                                              [NAME]

                                                     ___________________________
                                                     Signature
Address:

____________________________
____________________________
____________________________
Facsimile:__________________

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